SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _____________, 2012, by and between NewBridge Bancorp, a North Carolina corporation (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns, the “Purchaser”). The Purchaser and all other purchasers entering into Securities Purchase Agreements in the same form as this Agreement concurrently herewith are collectively referred to herein as the “Purchasers.”

RECITALS

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act. Each other Purchaser and the Company shall enter into a Securities Purchase Agreement in the same form (collectively, the “Other Purchase Agreements”).

B.           The Purchaser desires to purchase, and the Company desires to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company’s Series B mandatorily convertible cumulative perpetual preferred stock, $100.00 liquidation preference per share (the “Series B Preferred Shares”), set forth below the Purchaser’s name on the signature page of this Agreement and (ii) that aggregate number of shares of the Company’s Series C mandatorily convertible cumulative perpetual preferred stock, $100.00 liquidation preference per share (the “Series C Preferred Shares”), set forth below the Purchaser’s name on the signature page of this Agreement. The Series B Preferred Shares and the Series C Preferred Shares described below are collectively referred to herein as the “Preferred Shares.”  When purchased, the Preferred Shares will have the preferences, limitations, relative rights and privileges set forth in the Articles of Amendment to the Articles of Incorporation in the form attached as Exhibit A hereto (the “Articles of Amendment”) made a part of the Articles of Incorporation by the filing of the Articles of Amendment with the North Carolina Secretary of State (the “North Carolina Secretary”).  The Series B Preferred Shares and the Series C Preferred Shares, respectively, will convert into shares of the Class A Common Stock and shares of Class B Common Stock, respectively, subject to and in accordance with the terms and conditions of the Articles of Amendment.

C.           The Purchasers are purchasing, in the aggregate, 424,292 Series B Preferred Shares and 132,924 Series C Preferred Shares pursuant to this Agreement and the Other Purchase Agreements.

D.           The conversion of the Series B Preferred Shares into Class A Common Stock and of the Series C Preferred Shares into Class B Common Stock is referred to herein as the “Stock Conversion.”

F.           Contemporaneously with the execution and delivery of this Agreement, the Company and the Purchaser shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

G.           The Company has engaged Keefe, Bruyette & Woods, Inc. and FIG Partners, L.L.C. as its exclusive placement agents (the “Placement Agents”) for the offering of the Preferred Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article I:

“Absence of Required Approvals” has the meaning set forth in Section 5.1(k).

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under Common Control with such Person or that would otherwise be considered an “affiliate” as that term is used in Section 2(k) of the BHC Act. For purposes of this Agreement only, with respect to the Purchaser, any investment fund or managed account that is managed or advised on a discretionary basis by the same investment manager or investment adviser as the Purchaser will be deemed to be an Affiliate of the Purchaser. For purposes of this Agreement, the Company and the Purchaser shall not be deemed Affiliates of one another.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.1(gg).

“Articles of Amendment” has the meaning set forth in the Recitals.

“Articles of Incorporation” means the Articles of Incorporation, as amended, of the Company and all amendments thereto, as the same may be amended from time to time.

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“Bank” means the Company’s wholly owned subsidiary, NewBridge Bank, a North Carolina banking corporation.

“Bank Board” has the meaning set forth in Section 4.17(a).

“Benefit Plans” has the meaning set forth in Section 3.1(p).

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Board” means the Board of Directors of the Company.

“Burdensome Condition” has the meaning set forth in Section 5.1(l).

“Budgets” has the meaning set forth in Section 4.24.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“Capitalization Date” has the meaning set forth in Section 3.1(g).

“Capitalization Update” has the meaning set forth in Section 3.1(g).

“Change in Bank Control Act” means the Change in Bank Control Act of 1978, as amended.

“Class A Common Stock” means the class of the Company’s Common Stock to be established following receipt of the Shareholder Approvals and the filing with the North Carolina Secretary of the Common Stock Articles of Amendment, which class shall have unlimited voting rights and share pro rata with all other classes of Common Stock in the net assets of the Company upon dissolution.

“Class B Common Stock” means the class of the Company’s Common Stock to be established following receipt of the Shareholder Approvals and the filing with the North Carolina Secretary of the Common Stock Articles of Amendment, which class shall have no voting rights, except as specifically required by law, and shall share pro rata with all other classes of Common Stock in the net assets of the Company upon dissolution.

“Closing” means the closing of the purchase and sale of the Preferred Shares pursuant to this Agreement and the simultaneous closing of the purchases and sales of the Preferred Shares pursuant to the Other Purchase Agreements between the Company and the other Purchasers.

“Closing Date” means the Trading Day on which the Closing occurs.

“Closing Press Release” has the meaning set forth in Section 4.5.

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“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means the currently authorized common stock, $5.00 par value per share, of the Company, and upon and following the Stock Conversion, the Class A Common Stock and the Class B Common Stock.

“Common Stock Articles of Amendment” means the Articles of Amendment to the Articles of Incorporation attached hereto as Exhibit C.

“Company Counsel” means Brooks, Pierce, McLendon, Humphrey & Leonard, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Employees” has the meaning set forth in Section 3.1(p).

“Company Financial Statements” has the meaning set forth in Section 3.1(i).

“Company Indemnified Party” has the meaning set forth in Section 4.8(a).

“Company Options” has the meaning set forth in Section 3.1(g).

“Company Preferred Stock” has the meaning set forth in Section 3.1(g).

“Company Reports” has the meaning set forth in Section 3.1(hh).

“Company Restricted Stock Units” has the meaning set forth in Section 3.1(g).

“Company Specified Representations” means the representations and warranties made in Sections 3.1(a), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(k), 3.1(m), 3.1(n), 3.1(cc) and 3.1(dd).

“Control” (including the terms “Controlling”, “Controlled by” or “under Common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, as such concepts are used and construed under Rule 405 under the Securities Act.

“CRA” has the meaning set forth in Section 3.1(gg).

“De Minimis Amount” has the meaning set forth in Section 4.7(b).

“Deductible” has the meaning set forth in Section 4.7(b).

“Designated Director” has the meaning set forth in Section 4.17(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

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“Disclosure Schedule” shall mean a schedule delivered, on or prior to the date of this Agreement, by the Company to the Purchaser setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 3.1 with respect to the Company or the Bank.

“DTC” means The Depository Trust Company.

“Effective Date” means the date on which the initial Registration Statement required by the terms of the Registration Rights Agreement is first declared effective by the Commission.

“______________” means ______________.

“Environmental Laws” has the meaning set forth in Section 3.1(m).

“ERISA” has the meaning set forth in Section 3.1(p).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System and any Federal Reserve Bank exercising authority delegated therefrom.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Entity” means any court, arbitrator, governmental or administrative agency or commission, regulatory authority or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange (including the Principal Trading Market).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” has the meaning set forth in Section 4.9(a).

“Indemnifying Party” has the meaning set forth in Section 4.9(a).

“Intellectual Property” has the meaning set forth in Section 3.1(t).

“Knowledge” means the actual knowledge of the President and Chief Executive Officer, the Chief Financial Officer, the Senior Executive Vice Presidents or Chief Risk Officer of the Company and/or the Bank.

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

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“Lien” means any lien, charge, claim, encumbrance, security interest, and right of first refusal, preemptive right or other restrictions of any kind.

“Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, but excluding special, consequential, exemplary and punitive damages.

“Material Adverse Effect” means, with respect to the Company, any change, circumstance or effect, individually or in the aggregate, that (i) is, or is reasonably expected to be, materially adverse to the business, results of operations, prospects, or condition (financial or otherwise), of the Company and its Subsidiaries taken as a whole, or (ii) has impaired, or is reasonably expected to impair or delay, materially the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following:   (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to financial institutions generally, except to the extent such change disproportionately adversely affects the Company and its Subsidiaries taken as a whole compared to other similar financial institutions generally, (B) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities, except to the extent such change disproportionately adversely affects in a material manner the Company and its Subsidiaries taken as a whole compared to other similar financial institutions generally, (C) actions or omissions by the Company taken with the prior written permission of the other party or upon the recommendation of the other party or required under this Agreement, (D)  the imposition and announcement of any regulatory enforcement action by the FDIC and the NCCOB as to Bank and by the Federal Reserve as to Company to the extent such matters were disclosed on Section 3.1(ii) of the Disclosure Schedule as of the date of this Agreement, or (E) changes, after the date hereof, in global or national or regional political conditions (including the outbreak of war or acts of terrorism) or in general or regional economic or market conditions affecting financial institutions or their holding companies generally except to the extent that any such changes in general or regional economic or market conditions have a disproportionate adverse effect on the Company and its Subsidiaries taken as a whole compared to other similar financial institutions generally.

“Material Contract” means any contract, agreement or understanding of the Company or any Subsidiary that has been, or was required to be, filed as an exhibit (or incorporated by reference) to the SEC Reports on file as of the date of this Agreement pursuant to Item 601 of Regulation S-K or identified as a material definitive agreement in a Form 8-K on file as of the date of this Agreement.

“Material Permits” has the meaning set forth in Section 3.1(r).

“New Securities” has the meaning set forth in Section 4.19(a).

“NCCOB” means the North Carolina Commissioner of Banks.

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“North Carolina Courts” means the state and federal courts sitting in the State of North Carolina.

“North Carolina Secretary” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 4.17(e).

“OFAC” has the meaning set forth in Section 3.1(ff).

“Organizational Documents” means the charter, articles of incorporation, articles of association, operating agreement, partnership agreement trust agreement, and bylaws, or other similar organizational or operating documents, as applicable, pursuant to which a non-natural Person was formed or by which it is governed.

“Other Purchase Agreements” has the meaning set forth in the Recitals.

“Outside Date” means the fifteenth (15th) day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“PGBC” has the meaning set forth in Section 3.1(p).

“Person” means a natural individual or a corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agents” has the meaning set forth in the Recitals.

“Preferred Shares” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.5.

“Previously Disclosed” means (i) information set forth on the Company’s Disclosure Schedule corresponding or responsive to the provision of this Agreement to which such information relates; provided, however, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement, and (ii) information publicly disclosed by the Company in (A) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed by it with the Commission on March 22, 2012, (B) the Company’s Proxy Statement on Schedule 14A, as filed by it with the Commission on April 9, 2012, (C) the Company’s Forms 10-Q for the interim periods ended March 31, 2012 and June 30, 2012; or (D) any Current Report on Form 8-K filed or furnished by it with the Commission since January 1, 2012, in each case available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

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“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Select Market.

“Primary Investors” has the meaning set forth in Section 4.23.

“Pro Forma Basis” means the aggregate total of all outstanding shares of the Company’s Class A Common Stock as of the date of the relevant calculation after giving effect to the transactions described herein, including the filing of the Common Stock Articles of Amendment and the Stock Conversion, but excluding from such total any issuance of shares of Class A Common Stock pursuant to the TARP Warrant or any Company Option or award of Company Restricted Stock Units (rounded down to the nearest whole share).

“Proxy Statement” has the meaning set forth in Section 4.14(b).

“Purchase Price” means $100.00 per Series B Preferred Share and $100.00 per Series C Preferred Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Indemnified Party” has the meaning set forth in Section 4.7(a).

“Purchaser Specified Representations” means the representations and warranties made in Sections 3.2(a), 3.2(o) and 3.2(p).

“Qualifying Ownership Interest” has the meaning set forth in Section 4.17(b).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(ii).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.1(ff).

“SEC Reports” has the meaning set forth in Section 3.1(h).

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“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” means the Preferred Shares and the Underlying Shares.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Preferred Shares” has the meaning set forth in the Recitals.

“Series C Preferred Shares” has the meaning set forth in the Recitals.

“Shareholder Approvals” has the meaning set forth in Section 4.14(a).

“Shareholder Proposals” has the meaning set forth in Section 4.14(a).

“Signing Press Release” has the meaning set forth in Section 4.5.

“Special Meeting” has the meaning set forth in Section 4.14(a).

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Stock Conversion” has the meaning set forth in the Recitals.

“Subscription Amount” means the aggregate amount to be paid by the Purchaser for the Preferred Shares purchased hereunder as indicated on the Purchaser’s signature page to this Agreement under the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means any non-natural Person (A) in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the consolidated financial statements of the Company, or (B)  that is otherwise a “Subsidiary” of the Company as such term is defined in Section 2(d) or the BHC Act.

“TARP Agreement” means the letter agreement and the Securities Purchase Agreement – Standard Terms between the Company and the Treasury, dated December 12, 2008.

“TARP Preferred Stock” has the meaning set forth in Section 3.1(g).

“TARP Warrant” has the meaning set forth in Section 3.1(g).

“Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed.

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“Tax Benefit” means net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any potential loss or deduction attributable to an existing “net unrealized built-in loss” within the meaning of Section 382 of the Code.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax.

“Third Party Claim” has the meaning set forth in Section 4.9(a).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in any over-the-counter market; provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Other Purchase Agreements, the Articles of Amendment, the Common Stock Articles of Amendment, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor transfer agent for the Company.

“Treasury” means the United States Department of the Treasury.

“Treasury Regulations” means the regulations promulgated by the Treasury under the Code.

“Underlying Shares” means the shares of Class A Common Stock and the shares of Class B Common Stock into which the Series B Preferred Shares and Series C Preferred Shares, respectively, will convert, in each case subject to and in accordance with the Articles of Amendment and the Common Stock Articles of Amendment.

“USA PATRIOT ACT” has the meaning set forth in Section 3.1(gg).

“Voting Debt” has the meaning as set forth in Section 3.1(g).

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“______________ Purchaser” means a Purchaser advised by ______________.

ARTICLE II.

PURCHASE AND SALE

2.1          Closing.

(a)          Purchase of Preferred Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) the number of Series B Preferred Shares set forth below the Purchaser’s name on the signature page of this Agreement at a per share price equal to the Purchase Price and (ii) the number of Series C Preferred Shares set forth below the Purchaser’s name on the signature page of this Agreement at a per share price equal to the Purchase Price.

(b)          Closing.  The Closing of the purchase and sale of the Preferred Shares shall take place at the offices of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, 230 N. Elm Street, Suite 2000, Greensboro, NC 27401, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree and shall occur no later than the fifth (5th) Business Day following the date on which the conditions to closing set forth in Article V are satisfied (other than those conditions that by their nature are to be satisfied at Closing but subject to the fulfillment or waiver of those conditions).

(c)          Delivery and Payment.   At the Closing, (i) the Company shall deliver to the Purchaser the number of Preferred Shares set forth below the Purchaser’s name on the signature page of this Agreement (either in certificated form or book-entry, as the Purchaser and the Company shall agree) and (ii) the Purchaser shall deliver the Subscription Amount in immediately available funds by wire transfer to the Company as follows:

ABA Routing Number:	#########
Beneficiary:	NewBridge Bancorp
Account #:	#######
Attn:	Kenneth Banner, Secretary/Treasurer

Notwithstanding anything to the contrary set forth herein, a ______________ Purchaser shall not be required to wire its Subscription Amount until it (or its designated custodian per its delivery instructions) confirms receipt of its Preferred Shares.

2.2          Closing Deliveries.

(a)          On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

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(ii)         one or more stock certificates (if physical certificates are required by the Purchaser; provided, however, that facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three (3) Business Days of the Closing Date), evidencing the Preferred Shares subscribed for by the Purchaser, registered in the name of the Purchaser or as otherwise set forth on the Investor Questionnaire of the Purchaser included as Exhibit D hereto, (the “Stock Certificates”) (or, if the Company and the Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC representing the Preferred Shares registered in the name of the Purchaser or as otherwise set forth on the Investor Questionnaire);

(iii)        a legal opinion of the Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit E, executed by a partner of the Company Counsel and addressed to the Purchaser;

(iv)        a certificate of the Secretary of the Company, in the form attached hereto as Exhibit F (the “Secretary’s Certificate”), dated as of the Closing Date, certifying (a) the resolutions adopted by the Board approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) the current versions of the Articles of Incorporation and By-Laws, as amended, of the Company and (c) as to the signatures and authority of natural Persons signing the Transaction Documents and related documents on behalf of the Company;

(v)         the Compliance Certificate referred to in Section 5.1(g);

(vi)        certificates of existence of each of the Company and the Bank issued by the North Carolina Secretary as of a date within five (5) Business Days of the Closing Date;

(vii)       evidence of the acceptance of the Company’s filing of the Articles of Amendment by the North Carolina Secretary; and

(viii)      the Registration Rights Agreement duly executed by the Company.

(b)          On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)          this Agreement, duly executed by the Purchaser;

(ii)         its Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions;

(iii)        a fully completed and duly executed Investor Questionnaire, in the form attached hereto as Exhibit D; and

(iv)        the Registration Rights Agreement duly executed by the Purchaser.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date, to the Purchaser that:

(a)          Organization and Qualification.  The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Organizational Documents.  The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not have a Material Adverse Effect.  The Company is duly registered as a bank holding company under the BHC Act.  The Bank is the only Subsidiary of the Company engaged in the business of commercial banking. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(b)          Subsidiaries.  The Company has Previously Disclosed all of its direct or indirect Subsidiaries. Except for FNB Financial Services Capital Trust I the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each such Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)          Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Preferred Shares, in accordance with the terms hereof and thereof and the Articles of Amendment, and, subject to Shareholder Approvals, to issue the Underlying Shares in accordance with the Articles of Amendment and the Common Stock Articles of Amendment. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board or its shareholders in connection therewith other than receipt of the Shareholder Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (iii) insofar as indemnification and contribution provisions relating to liabilities under securities laws may be limited by applicable law, and (iv) to the extent that receipt of the Shareholder Approvals is a condition precedent thereto. Except for the TARP Agreement, there are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among other Persons.

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(d)          No Conflicts.  Subject to receipt of the Shareholder Approvals with respect to (and only with respect to) the issuance of the Underlying Shares, the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Shares and the Underlying Shares) do not and will not (i) conflict with or violate any provisions of the Organizational Documents of the Company or any Subsidiary, (ii)  conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon the Preferred Shares, the Underlying Shares or any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the existence of the Absence of Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Entity to which the Company is subject or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuances of the Preferred Shares and the Underlying Shares), other than (i) with respect to the filing of the Common Stock Articles or Amendment, obtaining the Shareholder Approvals; (ii) the filing of the Articles of Amendment and, following receipt of the Shareholder Approvals, the filing of the Common Stock Articles of Amendment with the North Carolina Secretary, (iii) the filing with the Commission of one or more Registration Statements in accordance with the requirements set forth in the Registration Rights Agreement, (iv) filings required by applicable state securities laws, (v) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, and (vi) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Class A Common Stock and the listing of the Class A Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby.

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(f)          Issuances of the Securities.  The issuance of the Preferred Shares has been duly authorized and the Preferred Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  The Underlying Shares, upon receipt of the Shareholder Approvals and when issued in the Stock Conversion in accordance with the terms of the Articles of Amendment and the Common Stock Articles of Amendment, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of all the Purchasers to the Company, the Securities will be issued in compliance with all applicable federal and state securities laws.

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(g)          Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $5.00 per share, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the “Company Preferred Stock”), 52,372 shares of which has been designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “TARP Preferred Stock”). As of the date hereof (the “Capitalization Date”), there were 15,655,868 shares of Common Stock outstanding and 52,372 shares of TARP Preferred Stock, and no other Company Preferred Stock outstanding. In addition, the Treasury holds a warrant, dated December 12, 2008, to purchase 2,567,255 shares of Common Stock at an exercise price of $3.06 per share (the “TARP Warrant”). As of the Closing Date, the authorized capital stock of the Company shall be as set forth in Section 3.1(g) of the Disclosure Schedule (the “Capitalization Update”). As of the Closing Date, the authorized and issued capital stock of the Company, and the percentage ownership of each Purchaser, in each case shall be as set forth on Section 3.1(g) of the Disclosure Schedule. Since the Capitalization Date, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, all as set forth on the Capitalization Update, and except as Previously Disclosed in Section 3.1(g) of the Disclosure Schedule, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than pursuant to the Benefit Plans in respect of which an aggregate of 1,729,350 shares of Common Stock have been reserved for issuance and 2,567,255 shares of Common Stock reserved for issuance pursuant to the TARP Warrant, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the outstanding shares of Common Stock, Company Preferred Stock or other securities of the Company or any of the Subsidiaries was issued, sold or offered by the Company or any Subsidiary in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction, or any applicable securities laws in the relevant jurisdictions outside of the United States. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. Section 3.1(g) of the Disclosure Schedule sets forth the following information with respect to each outstanding option to purchase shares of Common Stock (a “Company Option”) or restricted stock award covering shares of Common Stock (or other right (or unit) covering shares of Common Stock) (“Company Restricted Stock Unit”) under the Benefit Plans: (A) the name of each holder of Company Options or Company Restricted Stock Unit; (B) the number of shares of Common Stock subject to such Company Option or the number of shares covering Company Restricted Stock Units held by such holder, and as applicable for each Company Option or Company Restricted Stock Unit, the date of grant, the exercise or reference price, the number of shares vested or not otherwise subject to repurchase rights, the vesting schedule or schedule providing for the lapse of repurchase rights, reacquisition rights or other applicable restrictions as of the date of this Agreement, the type of Company Option and the Benefit Plan under which such Company Options or awards of Company Restricted Stock Units were granted or purchased; and (C) whether, in the case of a Company Option, such Company Option is intended to be an “incentive stock option” (within the meaning of the Code). The Company has made available to the Purchaser prior to the date hereof copies of each form of stock option agreement or stock award agreement evidencing outstanding Company Options or awards of Company Restricted Stock Units, as applicable, and has also delivered any other stock option agreements or stock award agreements to the extent there are variations from the applicable form of agreement (it being understood that differences disclosed pursuant to clauses (A) through (C) of the immediately preceding sentence do not constitute variations for this purpose), specifically identifying the holder(s) to whom such variant forms apply. Except for (x) the outstanding Company Options and awards of Company Restricted Stock Units listed in Section 3.1(g) of the Disclosure Schedule and (y) as set forth elsewhere in this Section 3.1(g), the Company does not have and is not bound by any outstanding subscriptions, options, awards, warrants, calls, commitments or agreements of any character calling for the purchase, redemption or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). Each Company Option and each award of Company Restricted Stock Units under the Benefit Plans (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Benefit Plans pursuant to which it was issued, (ii) with respect to Company Options, has an exercise or reference price equal to or greater than the fair market value of a share of Common Stock at the close of business on the date of such grant, (iii) has a grant date identical to or following the date on which the Board or a committee thereof actually granted such Company Option or award of Company Restricted Stock Units, (iv) otherwise is exempt from or complies with Section 409A of the Code so that the recipient of such Company Option is not subject to the additional taxes and interest pursuant to Section 409A of the Code and (v) except for disqualifying dispositions of Company Options, qualifies for the tax and accounting treatment afforded to such Company Option or award of Company Restricted Stock Units in the Company Financial Statements, respectively. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Preferred Shares pursuant to this Agreement or the Other Purchase Agreements.

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(h)          SEC Reports; Disclosure Materials.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2008 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement, the Disclosure Schedule and all information Previously Disclosed, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments in comment letters received from the Commission. To the Knowledge of the Company, as of the date hereof, none of the SEC Reports is the subject of any ongoing Commission review. Other than the Annual Report on Form 11-K filed by the Bank Employees’ 401(k) Plan, no Subsidiary is required to file any report, schedule, form, registration statement, or other document with the Commission.

(i)          Company Financial Statements.  Except as disclosed on Schedule 3.1(i) to Company’s Disclosure Schedule, the consolidated financial statements of the Company included in the SEC Reports for the years 2009, 2010 and 2011 and for each quarterly period to date in 2012 (the “Company Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited consolidated financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of the Company and, except for FNB Financial Service Capital Trust I, all of the Subsidiaries as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited consolidated statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate. The Company’s allowance for lease and loan losses is adequate in the reasonable judgment of the Company’s management.

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(j)          Internal Accounting and Disclosure Controls.

(i)          The records, systems, controls, data and information of the Company and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Subsidiaries (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 3.1(j).  The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those Persons such disclosure controls and procedures are effective, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Audit Committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting was effective as of the date of the most recent SEC Report. As of the date of this Agreement, the Company has no Knowledge of any reason that its outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification (except to extent expressly permitted by the rules and regulations promulgated thereunder), when next due.  Since December 31, 2008, (1) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (2) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board or any committee thereof or to any director or officer of the Company.

(ii)         Except as Previously Disclosed, there is no transaction, arrangement, or other relationship between the Company and any of the Subsidiaries and an unconsolidated or other Affiliated entity that is not reflected on the Company Financial Statements.

(iii)        The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(k)          Taxes.

(i)          All income and other material Tax Returns required to be filed by, or on behalf of, the Company or the Subsidiaries have been timely filed or will be timely filed or a proper extension of the required time for filing has been or will be obtained, in accordance with all applicable Tax laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects.  The Company and the Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP.  There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Subsidiaries other than with respect to Taxes not yet due and payable.

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(ii)         No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or the Subsidiaries.  No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Subsidiaries files Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(iii)        Neither the Company nor the Subsidiaries (A) are or have ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a joint, combined, unitary or consolidated Tax Return or (B) have any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

(iv)        Except as Previously Disclosed, none of the Company or the Subsidiaries are party to, are bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(v)         Neither the Company nor any of the Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five (5) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(vi)        All material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by or with respect to the Company or the Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority, other than Taxes being contested in good faith and for which adequate reserves have been made in the Company Financial Statements.  The Company and the Subsidiaries have complied with all applicable information reporting requirements in all material respects.

(vii)       No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or the Subsidiaries.  Neither the Company nor any of the Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations that is still in effect with respect to, or any extension of a period for the assessment of, any Tax.  Section 3.1(k) of the Disclosure Schedule sets forth the tax year through which the statute of limitations has run in respect of material liabilities for Taxes of the Company and the Subsidiaries for federal, state, local and foreign Taxes.

(viii)      Neither the Company nor any of the Subsidiaries has engaged in any transaction that could give rise to (A) a registration obligation with respect to any Person under Section 6111 of the Code or the Treasury Regulations thereunder, (B) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the Treasury Regulations thereunder, or (C) disclosure obligation as a “listed transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.

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(ix)         Except as may result from the transactions contemplated by this Agreement and the Transaction Documents, including without limitation the transactions described in the Recitals hereto, (A) none of the net operating loss carryforwards, unrealized built-in losses, Tax credits, or capital loss carryforwards for U.S. federal income Tax purposes of the Company or any Subsidiary is, as applicable, currently subject to limitation under Section 382 or 383 of the Code or Treasury Regulations Section 1.1502-15 or -21 or otherwise, (B) all of the Common Stock is owned by a single “direct public group” (within the meaning of Treasury Regulation Section 1.382-2T(j)(2)(ii)) and (C) except as Previously Disclosed, there are no “5-percent shareholders” (within the meaning of Section 382(k)(7) of the Code and the Treasury Regulations promulgated thereunder) of Common Stock, and, except as Previously Disclosed, there have not been any such shareholders within the past three (3) years.

(l)          Material Changes.  Since the date of the most recent of the Company Financial Statements included within the SEC Reports filed prior to the date of this Agreement, (i) the businesses of the Company and its Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and there has not occurred since December 31, 2008, any event that has had or would be reasonably expected to have a Material Adverse Effect; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission; (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records; (iv) the Company has not declared or made any distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except as set forth in Section 3.1(g).

(m)          Environmental Matters.  Except as Previously Disclosed, neither the Company nor any of its Subsidiaries (i) is in violation of or has any liability under any statute, rule, regulation, decision or order of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns, leases or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim pending, or to the Company’s Knowledge, threatened Action under any Environmental Laws; in each case, which violation, contamination, liability or pending or threatened Action has had or would reasonably be expected to have a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such an Action.

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(n)          Litigation.  There is no pending, or to the Company’s Knowledge, threatened Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports as of the date of this Agreement or as Previously Disclosed, is reasonably likely to have a Material Adverse Effect if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any past, present or, to the Company’s Knowledge, threatened Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge there is not pending or threatened, any investigation by any Governmental Entity involving the Company or any current or former director or officer of the Company or any Subsidiary.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are no outstanding orders, judgments, injunctions, awards, or decrees of any Governmental Entity against the Company or any Subsidiary, or any executive officers or directors of the Company or any Subsidiary, in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(o)          Employment Matters.  No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any of its Subsidiaries which reasonably would be expected to have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and each Subsidiary believes that its relationship with its employees is good.  To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company and each Subsidiary is in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have a Material Adverse Effect.

(p)          Employee Benefits.

(i)          Section 3.1(p) of the Disclosure Schedule sets forth a correct and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, equity or equity-related rights, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by the Transaction Documents or otherwise), whether formal or informal, oral or written, under which (A) any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or (B) the Company or any Subsidiary has had or has any present or future liability.  All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.”

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(ii)         With respect to each Benefit Plan, the Company has provided to the Purchaser a current, correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications, other than individual pension benefit statements provided in accordance with Section 105 of ERISA, (or a description of any oral communications) by the Company and the Subsidiaries to the Company Employees or other beneficiaries concerning the extent of the benefits provided under a Benefit Plan; (D) a summary of any proposed material amendments or material changes anticipated to be made to the Benefit Plans at any time within the 12 months immediately following the date hereof; and (E) for the three (3) most recent years (x) the Form 5500 and attached schedules, (y) audited financial statements and (z) actuarial valuation reports.

(iii)        (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws; (B) each Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) no “reportable event” (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in any material liability has occurred with respect to any Benefit Plan, no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has been engaged in by the Company or any Subsidiary with respect to any Benefit Plan that has or is expected to result in any material liability, no failure by any Benefit Plan to satisfy the minimum funding standards  (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Benefit Plan, whether or not waived, has occurred, and no material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code; (D) there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any “controlled group liability” that would be a liability of the Company or any Subsidiary; (E) for each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the end of the period covered by such Form 5500; (F) except as expressly contemplated by this Agreement, there is no present intention that any Benefit Plan be materially amended, suspended or terminated, or otherwise modified to change benefits (or the levels thereof) in a manner that results in an increased cost to the Company or any Subsidiary (other than an immaterial increase in administrative costs) under any Benefit Plan at any time within the 12 months immediately following the date hereof; and (G) except as Previously Disclosed, the Company and the Subsidiaries have not incurred any current or projected liability under any Benefit Plan (or any other plan or arrangement to which the Company or a Subsidiary is a party) in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of the Company or the Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other laws.

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(iv)        Except as set forth in Schedule 3.1(p) of the Company’s Disclosure Schedule, with respect to each of the Benefit Plans subject to Title IV of ERISA, as of the Closing Date, the assets of each such Benefit Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Benefit Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent applicable actuarial valuation reports.

(v)         No Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(iii) of ERISA or a plan that has two or more contributing sponsors, at least two of whom are not under “common control” as described in Section 4063 of ERISA.  Neither the Company nor any member of any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

(vi)        With respect to any Benefit Plan, (A) no material Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Company’s Knowledge, threatened, (B) no facts or circumstances exist that could reasonably be expected to give rise to any such Actions, (C) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) in respect of any Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan, the Freezing or termination of such plan, or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (D) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other Governmental Entities are pending, in progress (including, without limitation, any routine requests for information from the PBGC) or, to the Knowledge of the Company, threatened.  With respect to each Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code:  (i) no Benefit Plan has failed to satisfy minimum funding standards (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived; and (ii) there has been no determination that any Benefit Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

(vii)       Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, taking into account any other related event, will (A) result in any payment (including severance, unemployment compensation or “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Subsidiary from the Company or any of the Subsidiaries under any Benefit Plan or otherwise, (B) increase any compensation or benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits (through a grantor trust or otherwise), (E) result in any limitation on the right of the Company or any of the Subsidiaries to (1) amend, merge or terminate any Benefit Plan or related trust or (2) receive a reversion of assets from any Benefit Plan or related trust, or (F) result in payments under any of the Benefit Plans or otherwise which would not be deductible under Section 280G of the Code.  Neither the Company nor any of the Subsidiaries has taken, or permitted to be taken, any action that required, and no circumstances exist that will require, the funding, or the increase in the funding, of any benefits under any Benefit Plan or resulted, or will result, in any limitation on the right of the Company or any of the Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

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(viii)      Except as set forth in Schedule 3.1(p) of the Company’s Disclosure Schedule, each Benefit Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code (A) materially complies and, at all times after December 31, 2008 has materially complied, both in form and operation, with the requirements of Section 409A of the Code and the final Treasury Regulations thereunder and (B) between January 1, 2005 and December 31, 2008 was operated in good faith compliance with Section 409A of the Code, as determined under applicable guidance of the Treasury and the Internal Revenue Service.  No compensation payable by the Company or any of the Subsidiaries has been reportable as nonqualified deferred compensation in the gross income of any individual or entity as a result of the operation of Section 409A of the Code.

(ix)         The Company and the Subsidiaries have complied in full with the TARP Standards for Compensation and Corporate Governance and all other applicable laws promulgated with respect thereto or otherwise relating to the Treasury’s Troubled Asset Relief Program (TARP) Capital Purchase Program (including without limitation obtaining any waivers of rights to compensation and benefits from such senior executive officers and other employees as may be necessary to comply with the TARP Capital Purchase Program).

(q)          Compliance.  Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is (i)  in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any contract, agreement or arrangement (whether or not such default or violation has been waived), (ii) in violation of any order or Regulatory Agreement of any Governmental Entity having jurisdiction over the Company, any Subsidiary or their respective properties or assets, or (iii) in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guidelines or order of any Governmental Entity applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have a Material Adverse Effect. Since December 31, 2008, the Company and each Subsidiary has conducted its business in compliance with all applicable federal, state, and foreign laws, orders, judgments, decrees, rules, regulations, and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that has not had and would not be reasonably expected to have a Material Adverse Effect.

(r)          Regulatory Permits.  The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate Governmental Entities necessary to conduct their respective businesses as conducted and as described in the SEC Reports on file as of the date of this Agreement, except where the failure to possess such certificates, authorizations and permits has not and would not reasonably be expected to have a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of any Action (whether pending or threatened) relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company has no Knowledge of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

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(s)          Title to Assets.  The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or one of its Subsidiaries is held by it under a valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or such Subsidiary.

(t)          Intellectual Property.  The Company and its Subsidiaries own, possess, license or have other valid and effective rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the SEC Reports on file as of the date of this Agreement except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect.  Except where such violations or infringements would not reasonably be expected to have a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened Action by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property; (d) there is no pending or, to the Knowledge of the Company, threatened Action by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Knowledge of the Company, threatened Action by others claiming that the Company and/or any Subsidiary infringes or otherwise violates any Intellectual Property rights of other Persons.

(u)          Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.  All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will the Company or any Subsidiary be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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(v)         Transactions With Affiliates and Employees.  Except as Previously Disclosed, other than the grant of Company Options and awards of Company Restricted Stock Units that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act. Since December 31, 2008, except as Previously Disclosed, the Bank (i) has not made an extension of credit to an insider of the Bank or an insider of an Affiliate of the Bank other than in compliance with the provisions of Regulation O promulgated by the Federal Reserve; and (ii) has not entered into “covered transactions” with an Affiliate except in compliance with Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W.

(w)        Brokers, Finders, and Other Interested Parties. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim (i) against or upon the Company, any Subsidiary or the Purchaser for any commission, fee or other compensation, (ii) except for other Purchasers, to participate in the transactions contemplated herein, or (iii) except as Previously Disclosed, to otherwise acquire shares of the Company’s capital stock, in each case pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agents with respect to the offer and sale of the Preferred Shares (which Placement Agent fees are being paid by the Company and have been Previously Disclosed). The Company represents that prior to Closing it will have resolved to Purchaser’s reasonable satisfaction any assertion of any such rights, interest or claim. Notwithstanding any provision of Section 4.7, the Company shall indemnify and hold Purchaser and its Affiliates harmless against all Losses arising in connection with any such right, interest or claim.

(x)          Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 and the accuracy of the information disclosed in the Investor Questionnaire (and such accuracy in the representations, warranties and Investor Questionnaires of all other Purchasers), no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchaser under the Transaction Documents.  The issuance and sale of the Preferred Shares hereunder does not contravene the rules and regulations of the Principal Trading Market and, upon receipt of the Shareholder Approvals, the issuance of the Underlying Shares in accordance with the Articles of Amendment and the Common Stock Articles of Amendment will not contravene the rules and regulations of the Principal Trading Market.

(y)          Registration Rights.  Other than pursuant to the Registration Rights Agreement, the TARP Agreement and except as Previously Disclosed, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)          No Integrated Offering.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 and the accuracy of the same representations, warranties and Investor Questionnaires of all other Purchasers, neither the Company, any of its Subsidiaries nor, to the Company’s  Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any securities or solicited any offers to buy any securities under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Preferred Shares as contemplated hereby.

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(aa)         Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason  to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb)         Investment Company.  Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc)         Questionable Payments.  Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(ee)         Absence of Manipulation.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any of the Securities.

(ff)         OFAC.  Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by any Governmental Entity (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department) (“OFAC”) (“Sanctions”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Preferred Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary or other Person, to fund any activities of or with any Person, or in any country or territory that, at the time of such funneling, is, or whose government is subject to Sanctions.

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(gg)         Other Laws.  The Company has no Knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”), any order issued with respect to anti-money laundering by the OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries. The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance with the anti-money laundering statutes of applicable jurisdictions, the rules and regulations thereunder, and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any applicable Governmental Entity (collectively, the “Anti-Money Laundering Laws”), and no Action by or before any Governmental Entity with respect to Anti-Money Laundering Laws and to which the Company or any Subsidiary is a party is pending or, to the Company’s Knowledge, threatened.

(hh)         Reports, Registrations and Statements.  Since December 31, 2008, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the NCCOB, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the NCCOB and any other applicable federal or state securities or banking authorities, as the case may be.

(ii)         Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.  Except as Previously Disclosed, neither the Company nor any Subsidiary is subject to any consent or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2008 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  With respect to any matters requiring Board action prior to the date of this Agreement or Closing, as applicable, that were set forth in writing by any of the Federal Reserve, the FDIC or the NCCOB, the Company and its Subsidiaries have addressed such matters in all material respects.

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Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and the Bank has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law.  None of the Company, the Bank or any director, officer or employee of the Company or the Bank has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have a Material Adverse Effect and, except as would not reasonably be expected to have a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(jj)         Mortgage Banking Business.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)          The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied in all material respects, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)         No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing material restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

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For purposes of this Section 3.1(jj):  (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(kk)         Risk Management Instruments.  Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since December 31, 2008, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Bank’s own account, or for the account of any other Person, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms.  Neither the Company or the Subsidiaries, nor, to the Knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(ll)          Reservation of Underlying Shares.  Subject to receipt of the Shareholder Approvals, the Company shall reserve, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company, numbers of unissued shares of Class A Common Stock and Class B Common Stock sufficient to issue and deliver the Underlying Shares into which the Preferred Shares are convertible.

(mm)       Anti-Takeover Provisions Not Applicable.  The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Board has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will be exempt from any anti-takeover or similar provisions of the Articles of Incorporation or the Bylaws of the Company, and any other provisions of any applicable “moratorium,” “control share,” “fair price,” “interested shareholder” or other applicable anti-takeover laws and regulations, including Article 9 and Article 9A of the North Carolina Business Corporation Act.

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(nn)        Acknowledgment Regarding Purchaser’s Purchase of Preferred Shares.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of Preferred Shares.

(oo)        No Additional Agreements.  The Company does not have any agreement or understanding with any Purchaser to purchase Preferred Shares on terms that are different than as set forth in this Agreement.

(pp)        No General Solicitation or General Advertising.  Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Shares.

(qq)        Adequate Capitalization. As of September 30, 2012, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(rr)          Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(ss)         Change in Control. The issuance of the Securities to the Purchasers as contemplated by this Agreement and the other Agreements entered into by Purchasers will not trigger (either alone or together with any other event) any rights under any “change of control” provision in any of the agreements to which the Company or any of the Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to or rights of the counterparty or the acceleration of vesting of benefits.

(tt)          Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf, including the Placement Agents, has provided the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.5 hereof. The Company understands and confirms that the Purchaser will rely on the representations in this Section 3.1(tt) in effecting transactions in securities of the Company or any of its Subsidiaries or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and/or as may otherwise be disclosed on the Form 8-K filed pursuant to Section 4.5.

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3.2           Representations and Warranties of the Purchaser.  The Purchaser represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or similar action. This Agreement has been duly executed by the Purchaser. When delivered by the Purchaser in accordance with the terms hereof, this Agreement will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws regarding the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the Organizational Documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) subject to the existence of the Absence of Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)           Consents and Approvals.  Assuming the accuracy of the representations and warranties of the Company and the other parties to the Transaction Documents and the existence of the Absence of Required Approvals, other than passivity or anti-association commitments requested by the Federal Reserve, no consents of any Governmental Entity are necessary to be obtained by the Purchaser for the consummation of the transactions contemplated by the Transaction Documents to which the Purchaser is a party.

(d)           Investment Intent.  The Purchaser understands that the Preferred Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Purchaser is acquiring the Preferred Shares as principal for its own account and not with a view to, or for distributing or reselling such Preferred Shares or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Preferred Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such  Preferred Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Preferred Shares being acquired pursuant to this Agreement in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Preferred Shares so acquired (or any Securities which are derivatives thereof) to or through any Person.

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(e)           Purchaser Status.  At the time the Purchaser was offered the Preferred Shares being acquired pursuant to this Agreement, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D.

(f)            No General Solicitation or General Advertising.  The Purchaser is not purchasing the Preferred Shares being acquired pursuant to this Agreement as a result of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

(g)           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares being acquired pursuant to this Agreement, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Preferred Shares being acquired pursuant to this Agreement and, at the present time, is able to afford a complete loss of such investment.

(h)          Access to Information.  The Purchaser acknowledges that it has received and reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares being acquired pursuant to this Agreement and the merits and risks of investing in the Preferred Shares being acquired pursuant to this Agreement; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Preferred Shares being acquired pursuant to this Agreement.

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(i)           Independent Investment Decision.  The Purchaser has independently evaluated the merits of its decision to purchase the Preferred Shares being acquired pursuant to this Agreement, and the Purchaser confirms that it has not relied on the advice of any other Purchaser or any other Purchaser’s advisors and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares being acquired pursuant to this Agreement constitutes legal, tax or investment advice. The Purchaser understands that the Placement Agents have acted solely as the agents of the Company in the offering of the Preferred Shares and the Purchaser has not relied on the advice of the Placement Agents or any of their respective agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j)           Reliance on Exemptions.  The Purchaser understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon (1) the truth and accuracy of the Purchaser’s Investor Questionnaire, (2) truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein, and (3) the truth and accuracy of each other Purchaser’s Investor Questionnaire and each other Purchaser’s representations, warranties, agreements, acknowledgments and understandings in, and each other Purchaser’s compliance with, the Other Purchase Agreement to which such other Purchaser is a party, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Preferred Shares being acquired pursuant to this Agreement.

(k)           No Governmental Review.  The Purchaser understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of an investment in the Preferred Shares nor has any such Governmental Entity passed upon or endorsed the merits of the offering of the Preferred Shares.

(l)           Residency.  The Purchaser’s office in which its investment decision with respect to the Preferred Shares was made is located at the address immediately below the Purchaser’s name on its signature page hereto.

(m)          Trading.  The Purchaser acknowledges that there is no trading market for the Preferred Shares, and no such market is expected to develop.

(n)          Knowledge as to Conditions. As of the date of this Agreement, the Purchaser has no reasonable basis relating to itself why an Absence of Required Approvals would not exist.

(o)          Financial Capability.  At the Closing, the Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(p)          Brokers and Finders.  Other than the Placement Agents, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  The Purchaser acknowledges that it is purchasing the Preferred Shares being acquired pursuant to this Agreement directly from the Company and not from the Placement Agents.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)          Compliance with Laws.  Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities acquired by it pursuant to this Agreement and the Transaction Documents may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such Securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b)          Legends.  Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

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(c)          Removal of Legends.  The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act pursuant to an effective Registration Statement, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (x) the Effective Date or (y) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent.

Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a “representation letter” to the extent required by Section 4.1(a) (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to the Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).  Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s primary broker with DTC as directed by the Purchaser.

(d)          Acknowledgement.  The Purchaser acknowledges its responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act.

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(e)          Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to the Purchaser, if on or after the Trading Day immediately following the Legend Removal Date, the Purchaser purchases (in an open market transaction or otherwise) Securities (or a broker or trading counterparty through which the Purchaser has agreed to sell Securities makes such purchase) to deliver in satisfaction of a sale by the holder of Securities that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion but subject to receipt of any required approvals of Governmental Entities and to the receipt of approval from the Treasury if the TARP Preferred Stock is then outstanding or if approval of the Treasury is otherwise required, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Securities) shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such Securities and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Securities, times (b) the closing bid price of such security on the Legend Removal Date.

4.2           Furnishing of Information.  In order to enable the Purchaser to sell the Securities under Rule 144 of the Securities Act, for a period of one (1) year from the Closing, the Company shall maintain the registration of the Common Stock, and upon effectiveness of the Company Stock Articles of Amendment, the Class A Common Stock, under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Following the Stock Conversion, the Company shall not register the Class B Common Stock under Section 12 of the Exchange Act. During such one (1) year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.3           Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Preferred Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Shares being acquired pursuant to this Agreement for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Preferred Shares being acquired pursuant to this Agreement required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.4           No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares being acquired pursuant to this Agreement to the Purchaser.

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4.5           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one or more press releases (collectively, the “Signing Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided the Purchaser at any time prior to the filing of the Press Release. On or before 9:00 a.m., New York City time, on the fourth (4th) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement, the Articles of Amendment and the Common Stock Articles of Amendment)). By 3:00 p.m., New York City time, on the Closing Date, the Company shall issue one or more press releases (collectively, the “Closing Press Release”) reasonably acceptable to the Purchaser disclosing the occurrence of the Closing, and all material terms of the transactions contemplated hereby. On or before 9:00 a.m., New York City time, on the first (1st) Trading Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the Commission disclosing the occurrence of the Closing, and all material terms of the transactions contemplated hereby (and including as an exhibit to such Current Report on Form 8-K the Closing Press Release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, in any press release or filing with the Commission (other than a registration statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any Registration Statement contemplated by the Registration Rights Agreement, (B) the Proxy Statement and (C) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or as required by Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under subclause (i) or (ii) except to the extent not permitted by law or impracticable, the Purchaser shall be provided the proposed disclosure in advance. From and after the issuance of the Signing Press Release, the Purchaser shall not be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees or the Placement Agents. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of the transaction contemplated herein.

4.6           Non-Public Information.  Except with the express written consent of the Purchaser and unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and the Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Signing Press Release.

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4.7          Indemnification by the Company.

(a)          After the Closing, and subject to Section 6.1 the Company shall indemnify, defend and hold harmless to the fullest extent permitted by law the Purchaser and its Affiliates, their respective successors and assigns, and their respective officers, directors, shareholders, investors, partners, managers, members, employees, agents and investment advisers, as applicable, and each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each a “Purchaser Indemnified Party”), against, and reimburse each such Purchaser Indemnified Party for, all Losses that such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with (1) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto, (2) any breach or failure by the Company to perform any of its covenants or agreements contained in this Agreement and (3) any Action brought by any Person (other than an Affiliate of such Purchaser Indemnified Party) against such Purchaser Indemnified Party in any capacity relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(b)          Notwithstanding anything contained in Section 4.7(a), the Company shall not be required to indemnify, defend or hold harmless any of the Purchaser Indemnified Parties against, or reimburse any of the Purchaser Indemnified Parties for, any Losses pursuant to Section 4.7(a) (other than Losses arising out of the inaccuracy or breach of any Company Specified Representations, which shall not be subject to the limitations contained herein) (i) with respect to any claim (or series of claims arising from the same or similar underlying facts, events or circumstances) unless such claim (or series of claims arising from the same or similar underlying facts, events or circumstances) involves Losses in excess of $10,000 (the “De Minimis Amount”) (nor shall any such claim or series of claims that do not meet the De Minimis Amount be applied to or considered for purposes of calculating the aggregate amount of the Losses by any of the Purchaser Indemnified Parties for which the Company has responsibility under clause (ii) of this Section 4.7(b)); and (ii) until the aggregate amount of the Purchaser Indemnified Parties’ Losses for which the Purchaser Indemnified Parties are finally determined to be otherwise entitled to indemnification under this Section 4.7 exceeds an amount equal to the lesser of one-tenth of one percent (.10%) of the Purchase Price paid by the Purchaser and $50,000 (the “Deductible”), provided that once the Deductible is exceeded, the Company shall be obligated for all of the Purchaser Indemnified Parties’ Losses for which the Purchaser Indemnified Parties are finally determined to be otherwise entitled to indemnification under this Section 4.7 that are in excess of the Deductible. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify, defend or hold harmless the Purchaser Indemnified Parties against, or reimburse the Purchaser Indemnified Parties for, any Losses pursuant to this Section 4.7 in a cumulative aggregate amount exceeding the aggregate Purchase Price paid by the Purchaser to the Company.

(c)          For purposes of this Section 4.7, in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality” or “Material Adverse Effect” qualifications.

4.8          Indemnification by the Purchaser.

(a)          After the Closing, and subject to Section 6.1 the Purchaser shall indemnify, defend and hold harmless to the fullest extent permitted by law the Company and its Affiliates, their respective successors and assigns, and their respective officers, directors, shareholders, partners, managers, members, employees, attorneys, and agents as applicable, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each a “Company Indemnified Party”), against, and reimburse each such Company Indemnified Party for, all Losses that the Company Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with (1) the inaccuracy or breach of any representation or warranty made by the Purchaser in this Agreement or any certificate delivered pursuant hereto or (2) any breach or failure by the Purchaser to perform any of its covenants or agreements contained in this Agreement or any Transaction Document.

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(b)          Notwithstanding anything contained in Section 4.8(a), the Purchaser shall not be required to indemnify, defend or hold harmless any of the Company Indemnified Parties against, or reimburse any of the Company Indemnified Parties for any Losses pursuant to this Section 4.8 (other than Losses arising out of the inaccuracy or breach of any Purchaser Specified Representations, which shall not be subject to the limitations contained herein) (i) with respect to any claim (or series of claims arising from the same or similar underlying facts, events or circumstances) unless such claim (or series of claims arising from the same or similar underlying facts, events or circumstances) involves Losses in excess of the Deductible (nor shall any such claim or series of claims that do not meet the Deductible be applied to or considered for purposes of calculating the aggregate amount of the Losses by any of the Company Indemnified Parties for which the Purchaser has responsibility under clause (ii) of this Section 4.8(b)); and (ii) until the aggregate amount of the Company Indemnified Parties’ Losses for which the Company Indemnified Parties are finally determined to be otherwise entitled to indemnification under this Section 4.8 exceeds the Deductible, after which the Purchaser shall be obligated for all of the Company Indemnified Parties’ Losses for which the Company Indemnified Parties are finally determined to be otherwise entitled to indemnification under this Section 4.8 that are in excess of such Deductible. Notwithstanding anything to the contrary contained herein, the Purchaser shall not be required to indemnify, defend or hold harmless the Company Indemnified Parties against, or reimburse the Company Indemnified Parties for, any Losses pursuant to Section 4.8 in a cumulative aggregate amount exceeding the aggregate Purchase Price paid by the Purchaser to the Company.

(c)          For purposes of this Section 4.8, in determining whether there has been a breach of a representation or warranty, the parties hereto shall ignore any “materiality” or “Material Adverse Effect” qualifications.

4.9          Notification of Claims.

(a)          Any Person that may be entitled to be indemnified under this Agreement (an “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (an “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure.  The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 4.9(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

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(b)          Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 4.9(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within ten (10) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel reasonably acceptable to the Indemnified Party and at its own expense.  The Indemnified Party shall have the right to employ counsel on its own behalf for, and otherwise participate in the defense of, any such Third Party Claim, but the fees and expenses of its counsel will be at its own expense unless (1) the employment of counsel by the Indemnified Party at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, as applicable, (2) the Indemnified Party reasonably believes there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, (3) the Indemnified Party reasonably believes there are legal defenses available to it that are different from, additional to or inconsistent with those available to the Indemnifying Party, or (4) the Indemnifying Party has not in fact employed counsel to assume the defense of such Third Party Claim within a reasonable time after receipt of notice of the commencement of such Third Party Claim, in each of which cases the fees and expenses of such Indemnified Party’s counsel shall be at the expense of the Indemnifying Party.  The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence.  The Indemnified Party shall, and shall cause each of its Affiliates to, use reasonable best efforts to cooperate with the Indemnifying Party in the defense of any Third Party Claim.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any statement, finding or admission of any fault, culpability, failure to act, violation of law or admission of any wrongdoing by or on behalf of the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the material assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from any and all liabilities in respect of such Third Party Claim.  An Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); provided that such consent shall not be required if the Indemnifying Party has not fulfilled any material obligations under this Section 4.9(b).

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(c)          In the event the Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 4.9(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within ten (10) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Agreement.  The Indemnified Party and the Indemnifying Party shall reasonably cooperate with and assist one another in determining the validity of any such claim for indemnity by the Indemnified Party.

4.10         Indemnification Payment.  In the event a claim or any claim for indemnification hereunder has been finally determined, the amount of such final determination shall be paid by the Indemnifying Party to the Indemnified Party on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party.  A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable governmental order has been entered into with respect to such claim or Action.

4.11         Exclusive Remedies. Each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for monetary damages for any breach of the representations, warranties or covenants contained in the this Agreement; provided, however, that nothing herein shall in any way limit a Person’s remedies in respect of fraud, criminal activity or willful misconduct by any other Person in connection with the transactions contemplated hereby. No investigation of the Company by the Purchaser, or of the Purchaser by the Company, whether prior to or after the date of this Agreement, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by law. Nothing in this Section 4.11 shall limit a Person’s right to seek any equitable relief to which such Person may be entitled.

4.12         Listing of Common Stock.  The Company will use its reasonable best efforts to list the Class A Common Stock for quotation on the NASDAQ Global Select Market following the receipt of the Shareholder Approvals and to thereafter maintain the listing of the Class A Common Stock on the NASDAQ Global Select Market.

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4.13        Filings; Other Actions.

(a)          The Purchaser and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain the Shareholder Approvals and any other necessary and customary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, (i) necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required of it, and (ii) with respect to the Purchaser, only to the extent typically provided by the Purchaser to such third parties or Governmental Entities, as applicable, under the Purchaser’s policies consistently applied and subject to such confidentiality requests as the Purchaser may reasonably seek.  Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.13(a).  The Purchaser and the Company will each use their commercially reasonable efforts to promptly obtain or submit, and the Company and the Purchaser will cooperate as may reasonably be requested by the Purchaser or the Company, as the case may be, to help the Purchaser and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by law, consents, approvals or exemptions from bank holding company and bank regulatory authorities, for the transactions contemplated by the Transaction Documents (in each case to the extent it has not done so prior to the date of this Agreement), subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.13(a).

(b)          Notwithstanding Section 4.13(a) or Section 4.13(c), in no event shall the Purchaser be required to (1) accept any condition of a Governmental Entity with respect to any regulatory filing or approval which could jeopardize or potentially have the effect of jeopardizing any other investment opportunities (now or hereafter existing) of the Purchaser or any of its Affiliates, (2) cause the Purchaser to become a bank holding company, (3) cause the Purchaser to be required to agree to provide capital to the Company or any Subsidiary other than the aggregate Purchase Price to be paid for the Preferred Shares to be purchased by it pursuant to the terms of this Agreement, (4) accept a Burdensome Condition imposed by a Governmental Entity or (5) provide information on its investors solely in their capacities as limited partners or other similar passive equity investors, and the Purchaser shall be entitled to request confidential treatment from any Governmental Entity and not disclose to the Company any information that is confidential and proprietary to the Purchaser.

(c)          If so requested by the Federal Reserve in connection with the transactions contemplated hereby, the Purchaser shall, and shall cause its Affiliates to, enter into one or more passivity and non-association commitments and provide such other non-control and related commitments as the Federal Reserve may require (in each case, in form and substance reasonably satisfactory to the Federal Reserve), subject, in each case, to clauses (i) and (ii) of the first sentence of Section 4.13(a) and all of Section 4.13(b).

(d)         The Purchaser will have the right to review in advance, and to the extent practicable the Company will consult with the Purchaser with respect to (subject to laws relating to the exchange of information and confidential information related to the Purchaser), all the information (other than confidential information) relating to the Purchaser, and any of its Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided, however, that (i) no Purchaser shall have the right to review any such information relating to another Purchaser, (ii) a Purchaser shall not be required to disclose to the Company any information that is confidential and proprietary to such Purchaser, and (iii) with respect to each of _____________and _____________, its identity shall not be disclosed in any filing or public announcement without its prior written consent.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each of the parties hereto agrees to keep the other party reasonably apprised of the status of matters referred to in this Section 4.13.

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4.14        Shareholders’ Meeting.

(a)          The Company shall call a special meeting of its shareholders (“Special Meeting”) to be held as promptly as practicable following the Closing Date, but in no event later than the 120 days following the Closing Date, to vote on proposals (the “Shareholder Proposals”) to approve (i) the Common Stock Articles of Amendment, and (ii) the Stock Conversion for purposes of Rule 5635 of the NASDAQ Stock Market Rules (the “Shareholder Approvals”). The Board shall recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposals.

(b)          In connection with the Special Meeting, the Company shall promptly prepare and file (but in no event more than 30 days after the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to the Special Meeting (the “Proxy Statement”) to be mailed to the Company’s shareholders not more than 10 Business Days after clearance thereof by the Commission, and shall use its reasonable best efforts to solicit proxies for such Shareholder Approvals, including, without limitation, engaging a nationally recognized proxy solicitation firm to assist in obtaining Shareholder Approvals.  The Company shall notify the Purchaser promptly of the receipt of any comments from the SEC with respect to the preliminary proxy statement or the definitive Proxy Statement and of any request by the SEC for amendments or supplements to such preliminary proxy statement or for additional information (but the Company shall not provide the Purchaser with any material, nonpublic information, unless requested by the Purchaser and pursuant to a written agreement regarding the confidentiality and use of such information).  If at any time prior to the Special Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.  In the event that a Shareholder Proposal is not approved at the Special Meeting, the Company shall include a proposal to approve (and the Board shall recommend approval of) such Shareholder Proposal at an annual or a special meeting of its shareholders to be held no less than once in each subsequent six (6) month period beginning on the date of the Special Meeting until such approval is obtained. Promptly following receipt of the Shareholder Approvals, and in no event later than two (2) Business Days following receipt of the Shareholder Approvals, the Company shall file the Common Stock Articles of Amendment with the North Carolina Secretary.

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4.15        Limitation on Beneficial Ownership.  Except as provided herein, the Purchaser (and its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the Change in Bank Control Act) will not be entitled to purchase a number of Preferred Shares that would result in the Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than (a) with respect to ______________, 9.9% of the shares of Class A Common Stock outstanding (assuming the Stock Conversion and based on the number of shares outstanding as of the Closing Date) and 14.9% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding (assuming the Stock Conversion and based on the number of shares outstanding as of the Closing Date), (b) with respect to the ______________ Purchasers, 9.9% of the shares of Class A Common Stock outstanding (assuming the Stock Conversion and based on the number of shares outstanding as of the Closing Date) and 14.0% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding (assuming the Stock Conversion and based on the number of shares outstanding as of the Closing Date), and (c) with respect to all other Purchasers, 7.66% of the shares of Class A Common Stock outstanding (assuming the Stock Conversion and based on the number of shares outstanding as of the Closing Date).

4.16        No Change of Control.  The Company shall use its reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Preferred Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.17        Governance Matters.

(a)          Upon ______________’s written request, the Company shall cause the natural Person nominated by ______________ (the “Designated Director”) to be elected or appointed to the Board of Directors of the Bank (the “Bank Board”), subject to satisfaction of all legal, bank regulatory, and governance requirements regarding service as a member of the Bank Board.  The Company and the Board shall cause the Designated Director to be appointed to the Board, subject to all legal, bank holding company regulatory, securities listing and governance requirements regarding service as a member of the Board, as soon as legally possible.

(b)          With respect to each annual meeting of shareholders following the Closing Date and for so long as ______________ together with its Affiliates owns in the aggregate more than 4.9% of the total outstanding shares of Class A Common Stock calculated on a Pro Forma Basis (a “Qualifying Ownership Interest”), upon ______________’s written request, the Designated Director designated by ______________ shall, subject to all applicable legal, bank holding company regulatory, securities listing and governance requirements, be nominated by the Nominating Committee of the Board to serve on the Board and on the Bank Board.  The Company shall use its reasonable best efforts to have the Designated Director elected as a director of the Company by the shareholders of the Company and the Company shall solicit proxies for the Designated Director to the same extent as it does for any of its other nominees to the Board.

(c)          With respect to ______________, so long as it, in the aggregate together with its Affiliates, owns a Qualifying Ownership Interest, the Designated Director designated by it shall, subject to all applicable legal, bank holding company regulatory, securities listing and governance requirements regarding service as a committee member), be appointed to two committees of each of the Board and the Bank Board identified by such Designated Director. The Designated Director shall not serve as the chairperson of any committee.

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(d)          With respect to ______________, so long as it, in the aggregate together with its Affiliates, owns a Qualifying Ownership Interest, upon the death, disability, resignation, retirement, disqualification or removal from office of the Designated Director designated by it, it shall have the right to designate the replacement for the Designated Director, which replacement shall satisfy all legal, bank holding company regulatory, bank regulatory securities listing and governance requirements regarding service as a member of the Board and the Bank Board, as applicable.  The Board shall use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such replacement (including such replacement being the Nominating Committee’s nominee to serve on the Board and the Bank Board, using all reasonable best efforts to have such person elected as a director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board).

(e)          With respect to ______________, so long as it, in the aggregate together with its Affiliates, owns a Qualifying Ownership interest, in addition to ______________’s right to designate the Designated Director, ______________, subject to applicable laws, will be entitled to designate a natural Person reasonably acceptable to the Board and the Bank Board (the “Observer”) to receive a standing invitation to attend meetings of the Board and the Bank Board (including any meetings of committees thereof) in a nonvoting observer capacity. The Observer shall have no right to vote on any matters presented to the Board, the Bank Board or any committee thereof. The foregoing rights granted to ______________ are subject to the Company’s and the Bank’s respective right to withhold information and to exclude such Observer from any meeting, or portion thereof, but only to the extent (i) reasonably determined by the Chairman of the Board or a majority of the members of the Board (or the Chairman of the Bank Board or a majority of the members of the Bank Board, as applicable) necessary for purposes of competitive factors or attorney-client privilege, (ii) directly related to ______________’s investment or (iii) the Board or the Bank Board, as applicable, determines in good faith, after consultation with counsel, that attendance by the Observer would conflict with fiduciary or regulatory requirements under applicable law.

(f)          The Designated Director shall be entitled to the same compensation, including fees, and the same indemnification and insurance coverage in connection with his or her role as a director as the other members of the Board or the Bank Board, as applicable, and the Designated Director shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or the Bank Board, or any committee thereof, to the same extent as the other members of the Board or the Bank Board, as applicable.  The Company shall notify the Designated Director of all regular meetings and special meetings of the Board or the Bank Board and of all regular and special meetings of any committee of the Board or the Bank Board of which the Designated Director is a member in accordance with the applicable Bylaws.  The Company and the Bank shall provide the Designated Director with copies of all notices, minutes, consents and other material that they provide to all other members of their respective boards of directors concurrently as such materials are provided to the other members.

(g)          With respect to ______________, at such time as it, in the aggregate together with its Affiliates, no longer owns a Qualifying Ownership Interest, it shall have no further rights under this Section 4.17 and, at the written request of the Board, it shall use all reasonable efforts to cause the Designated Director designated by it to promptly resign from the Board and the Bank Board.

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4.18        Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.19        Gross-Up Rights.

(a)          Sale of New Securities.  After the Closing, for so long as the Purchaser owns, in the aggregate together with its Affiliates, a Qualifying Ownership Interest (before giving effect to any applicable proposed issuance triggering the provisions in this Section 4.19), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, Class A Common Stock, Class B Common Stock or Company Preferred Stock), or any securities, options or debt that are convertible or exchangeable into or exercisable for equity or that includes an equity component (such as an equity “kicker”) (including any hybrid security) (any such securities, “New Securities”), other than the issuance and sale of New Securities (i) in connection with the exercise of the TARP Warrant, (ii) upon conversion of Preferred Shares into Class A Common Stock or Class B Common Stock as set forth in the Articles of Amendment, (iii) to employees, officers, directors or consultants of the Company or a Subsidiary pursuant to Benefit Plans or employee benefit plans or compensatory arrangements that have been Previously Disclosed or that are hereafter approved by the Board (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements), or (iv) as consideration in connection with any bona fide, arm’s length, direct or indirect, merger, acquisition or similar transaction or joint venture, strategic alliance, license agreement or other similar commercial transactions, the Purchaser shall first be afforded the opportunity to acquire from the Company for the same price and on the same terms (except the Purchaser may elect to receive such securities in non-voting form) as such New Securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate equivalent interest in the Company’s outstanding capital stock in the manner described in the following sentence. New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Class A Common Stock and Class B Common Stock held by the Purchaser (assuming the effectiveness of the Stock Conversion) and the denominator of which is the number of shares of Class A Common Stock and Class B Common Stock then outstanding (assuming the effectiveness of the Stock Conversion and in calculating the numerator and the denominator, before giving effect to any proposed issuances triggering the provisions of this Section 4.19).  Notwithstanding anything herein to the contrary, in no event shall the Purchaser have the right to purchase New Securities hereunder to the extent that such purchase would result in the Purchaser exceeding the ownership limitations of the Purchaser set forth in Section 4.15. Subject to Section 4.19(g), the provisions of this Section 4.19 shall not be applicable to any New Securities offered or issued at the written direction of the applicable federal banking regulator of the Company or the Bank.

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(b)          Notice.  In the event the Company proposes to offer or sell New Securities that are subject to the Purchaser’s rights under Section 4.19(a), it shall give the Purchaser written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), at least 15 Business Days prior to the proposed offer, issuance or sale.  The Purchaser shall have ten (10) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in Section 4.19(a) and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 4.19(a).  Such notice shall constitute a nonbinding agreement of the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it.  The failure of the Purchaser to respond within such ten (10) Business Day period shall be deemed to be a waiver of the Purchaser’s rights under Section 4.19 only with respect to the offering described in the applicable notice.

(c)          Purchase Mechanism.  If the Purchaser exercises its rights provided in Section 4.19(a), the closing of the purchase of the New Securities with respect to which such rights have been exercised shall take place within 30 days after the giving of notice of such exercise; provided that, if such issuance is subject to shareholder or regulatory approval or other consents, such 30 day period shall be extended until the expiration of ten (10) Business Days after all such approvals or other consents have been received, but in no event later than 90 days from the date of the Company’s initial notice pursuant to Section 4.19(b).  Each of the Company and the Purchaser agrees to use commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law necessary in connection with the offer, sale and purchase of such New Securities.

(d)          Failure of Purchase.  In the event the Purchaser fails to exercise its rights provided in Section 4.19(a) within the ten (10) Business Day period described in Section 4.19(b) or, if so exercised, the Purchaser is unable to consummate such purchase within the time period specified in Section 4.19(c) because of its failure to obtain any required regulatory approval or other consents, the Company shall thereafter be entitled (during the period of 90 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.19 or that the Purchaser is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms, taken together in the aggregate, no more favorable to the purchasers of such New Securities than were specified in the Company’s notice to the Purchaser. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of ten (10) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 120 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 120 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Purchaser in the manner provided above.

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(e)          Non-Cash Consideration.  In the case of the offering of New Securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board; provided, however, that such fair value as reasonably determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)          Cooperation.  The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights under this Section 4.19, including securing any required approvals or consents.

(g)          Exception to Time Periods. Notwithstanding the foregoing provisions of this Section 4.19, in the event that New Securities are to be offered or issued by the Company at the written direction of the applicable federal banking regulator of the Company or the Bank, the Company may proceed to complete such issuance prior to the expiration of such time periods, so long as provision is made in such issuance such that subsequent to the time periods set forth in Section 4.19(b) and Section 4.19(c) either, as elected by the Company, (i) purchasers of such New Securities will be obligated to transfer that portion of such New Securities to any Purchaser properly electing to participate in such issuance pursuant to this Section 4.19 sufficient to satisfy the terms of this Section 4.19 or (ii) the Company shall issue an incremental amount of such New Securities to those Purchasers properly electing to participate in such issuance pursuant to this Section 4.19 sufficient to satisfy the terms of this Section 4.19.

(h)          Termination.  The Purchaser’s rights under this Section 4.19, if any, shall expire on the earlier of the following: (i) the fifth (5th) anniversary of the Closing Date; and (ii) at such time that the Purchaser, in the aggregate together with its Affiliates, first ceases to own a Qualifying Ownership Interest.

(i)          Assignment of Rights.  The Purchaser may only assign, transfer or otherwise convey the right to exercise the subscription rights set forth in this Section 4.19 to an Affiliate of the Purchaser that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement, and any such assignee shall be included in the term “Purchaser” for purposes of this Section 4.19.

4.20         Most Favored Nation. During the period from the date of this Agreement through the Closing, the Company shall not, and shall cause the Subsidiaries not to, enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of the Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect than the rights and benefits established in favor of the Purchaser by the Transaction Documents, unless, in any such case, the Purchaser has been provided with such rights and benefits.

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4.21         Preservation of Tax Benefits. Until the first day of a taxable year of the Company as to which the Board determines that no Tax Benefit of the Company, or any direct or indirect Subsidiary thereof, may be carried forward, the Company shall not take any action with respect to its stock or any “options” (within the meaning of Section 1.382-4(d) of the Treasury Regulations) to acquire its stock following the Closing, unless the Company shall have first received an unqualified opinion (based on reasonable assumptions and factual representations) of tax accountants of recognized expertise or a private letter ruling from the Internal Revenue Service, in either case to the effect that such action would not cause an “ownership change” of the Company (within the meaning of Section 382(g) of the Code and applicable Treasury Regulations), taking into account the maximum reasonably expected effect of the exercise of any outstanding “options” (as defined above).

4.22         Reservation of Underlying Shares. Subject to receipt of the Shareholder Approvals, the Company shall reserve, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Class A Common Stock and Class B Common Stock, sufficient to issue and deliver the Underlying Shares into which the Preferred Shares are convertible.

4.23         Corporate Opportunities. The Company and the Purchaser acknowledge that each of ______________ (and its Affiliates and related investment funds) and each of the ______________ Purchasers (and their respective Affiliates, related investment funds and investment advisers) (collectively, the “Primary Investors”) may review the business plans and related proprietary information of any enterprise, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprise. No Primary Investor shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company and its Subsidiaries. The Company and the Purchaser expressly acknowledge and agree that (a) each Primary Investor has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and its Subsidiaries, and (b) in the event that a Primary Investor or the Designated Director acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, other than through a communication from the Company or any of its Affiliates concerning such opportunity, such Primary Investor or the Designated Director shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, and shall not be liable to the Company or any of its Subsidiaries or any other Purchasers or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact such Primary Investor, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries.

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4.24         Information Rights. With respect to each of ______________ and each ______________ Purchaser, for so long as it owns, in the aggregate together with its Affiliates, a Qualifying Ownership Interest and beginning with the first full month following the Closing, the Company shall make available to it (but, with respect to each ______________ Purchaser only, the Company shall not send, deliver or communicate the following materials or information to any ______________ Purchaser without a prior written request from such ______________ Purchaser) (a) the materials delivered to the Board, the Bank Board, and the committees thereof; provided, however, that the Company shall not be required to deliver that portion of such materials with respect to which such delivery would (i) reasonably be expected to constitute a waiver of the attorney-client privilege, (ii) reasonably be expected to result in a breach of any contractual confidentiality obligation of the Company or the Bank or (iii) violate applicable law; (b) promptly following approval by the Board or the Bank Board, as applicable, the Company’s and the Bank’s next annual budgets (the “Budgets”); (c) no later than 90 days after the end of each fiscal year, audited annual consolidated financial statements of the Company reported upon by its independent public accountants; (d) no later than 45 days after the end of each of the first three quarters of each year, unaudited quarterly consolidated financial statements of the Company (without footnotes) and a comparison of such quarter’s results with the results projected by the then-current Budgets; and (e) no later than 20 days after the end of each month, unaudited monthly financial statements of the Company and the Bank (without footnotes) and a comparison of such month’s results with the results projected by the then-current Budgets.

4.25         Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares hereunder to (a) support the Bank’s disposition of selected classified and non-performing assets in accordance with the Bank’s asset disposition plan Previously Disclosed pursuant to this Agreement, (b) redeem or repurchase the TARP Preferred Stock and repurchase the TARP Warrant and (c) support the operations of the Company and the Bank. It is the reasonable belief of the Company that the proceeds to the Company from the sale of the Preferred Shares hereunder will be sufficient for all such purposes and that the redemption or repurchase of the TARP Preferred Stock and repurchase of the TARP Warrant will be effected in proximity with or within a reasonable period after the Closing.

4.26         Conduct of Business. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that would constitute a breach of Section 3.1(l).

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4.27         Avoidance of Control.

(a)          Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of the Purchaser’s pro rata proportion), that would cause (i) the Purchaser’s equity of the Company (together with equity owned by the Purchaser’s Affiliates) to exceed 33.3% of the Company’s total equity (provided that there is no ownership or control in excess of 9.9% of any class of voting securities of the Company by the Purchaser, together with the Purchaser’s Affiliates) or (ii) the Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by the Purchaser’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9%, in each case without the prior written consent of the Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the Change in Bank Control Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act, the Change in Bank Control Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, the Purchaser (together with its Affiliates) shall not have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.9% of the total outstanding voting securities of the Company. In the event either the Company or the Purchaser breaches its obligations under this Section 4.27 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party and shall cooperate in good faith with such party to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(b)          Notwithstanding anything to the contrary in this Agreement, prior to the Stock Conversion, the Company shall not take any action, directly or indirectly, through its Subsidiaries or otherwise, that would cause an adjustment to the Conversion Price or Conversion Rate (each, as defined in the Articles of Amendment) under the Articles of Amendment such that it would cause the Purchaser’s equity of the Company (together with equity owned by the Purchaser’s Affiliates, assuming Stock Conversion, to exceed 19.99% of the Company’s total equity, without the prior written consent of the Purchaser.

4.28         FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions. So long as the Purchaser holds any Securities, the Company will not, without the consent of the Purchaser, take any action, directly or indirectly, through its Subsidiaries or otherwise, that the Board believes in good faith would reasonably be expected to cause the Purchaser to be subject to transfer restrictions or other covenants of the FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser to Purchase Preferred Shares.  The obligation of the Purchaser to purchase at the Closing the Preferred Shares being acquired pursuant to this Agreement is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser (as to itself only):

(a)          Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be true and correct as of such specific date).

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(b)          Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, or otherwise in effect, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)          No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.  The Company shall have obtained approval of the Principal Trading Market to list the Underlying Shares of Class A Common Stock subject to the receipt of the Shareholder Approvals.

(f)          Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)          Compliance Certificate.  The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date, signed by its Chief Executive Officer or its Chief Financial Officer certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F.

(h)          Articles of Amendment.  The Company shall have filed the Articles of Amendment with the North Caroline Secretary, and the Articles of Amendment shall be in full force and effect.

(i)          Minimum Gross Proceeds.  The Company shall have received (or shall receive concurrently with the Closing) aggregate gross proceeds from the sale of the Preferred Shares to all Purchasers of not less than $55 million.

(j)          Termination.  This Agreement shall not have been terminated as to any Purchaser in accordance with Section 6.16 herein.

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(k)          Absence of Bank Regulatory Issues. The purchase of Preferred Shares by the Purchaser shall not (i) cause the Purchaser or any of its Affiliates to violate any banking regulation, (ii) require the Purchaser or any of its Affiliates to file a prior notice under the Change In Bank Control Act, or otherwise seek prior approval of any banking regulator, (iii) require the Purchaser or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary, (iv) cause the Purchaser, together with any other Person whose Company securities would be aggregated with the securities of the Company held by the Purchaser for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time, (v) with respect to each ______________ Purchaser, cause such Purchaser, together with any other Person whose Company securities would be aggregated with securities of the Company held by such ______________ Purchaser for purposes of any banking regulation or law, to collectively be deemed to own or control securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser and such other Persons) would represent more than 14.0% of the Company’s total equity outstanding at such time, or (vi) with respect to ______________, cause ______________, together with any other Person whose Company securities would be aggregated with securities of the Company held by ______________ for purposes of any banking regulation or law, to collectively be deemed to own or control securities which (assuming for this purpose only, full conversion and/or exercise of such securities by ______________ and such other Persons) would represent more than 14.99% of the Company’s total equity outstanding at such time. The absences of the foregoing circumstances are herein referred to collectively as the “Absence of Required Approvals”.

(l)          No Burdensome Condition. Since the date of this Agreement, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Purchaser (or its Affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority which imposes any restriction or condition on the Company or its Subsidiaries or the Purchaser or any of its Affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by the Purchaser) which the Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on such Purchaser (or any of its Affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or non-managing members of the Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by the Purchaser in its sole discretion.

(m)          Use of Proceeds. Each of ______________ and each ______________ Purchaser shall be reasonably satisfied that the proceeds to the Company from the sale of Preferred Shares hereunder are sufficient for the purposes, and for use in the manners, set forth in Section 4.25.

(n)          Key Persons. Each individual employed as of the date hereof by the Bank in the position of President and Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Administrative Officer, and Chief Banking Officer shall remain employed by the Bank (except in the case of death or incapacitation), as applicable, in the same position, and no such individual shall have indicated an intention to resign from such position.

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(o)          Tax Attributes; 382 Opinion. Since the date of this Agreement, (i) there shall have been no material change to any rules under Sections 382, 383 or 384 of the Code that adversely affect the application of Sections 382, 383 or 384 of the Code to any net operating losses, unrealized built-in losses or other tax attributes of the Company that exist on or after the Closing Date, and (ii) each of ______________ and each ______________ Purchaser shall have received an opinion of Grant Thornton LLP to the effect that an Ownership Change (as defined by Section 382(g) of the Code) has not occurred and will not occur as a result of the transactions contemplated herein.

5.2           Conditions Precedent to the Obligations of the Company.  The Company’s obligation to sell and issue at the Closing the Preferred Shares being acquired by the Purchaser pursuant to this Agreement is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties.  The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date (which shall be true and correct as to such specific date).

(b)          Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c)          No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, or otherwise in effect, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)          Purchaser Deliverables.  The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)          Minimum Gross Proceeds.  The Company shall have received (or shall receive concurrently with the Closing) aggregate gross proceeds from the sale of the Preferred Shares to all Purchasers of not less than $55 million.

(g)          Termination.  This Agreement shall not have been terminated as to any Purchaser in accordance with Section 6.16 herein.

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ARTICLE VI.

MISCELLANEOUS

6.1           Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is 18 months after the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall thereafter be made for indemnification or otherwise under Section 4.7, for breaches of representations or warranties thereafter, except the Company Specified Representations and the Purchaser Specified Representations shall survive the Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations, until performed or no longer operative in accordance with their respective terms.

6.2           Fees and Expenses.

(a)          Except as otherwise specifically provided in Section 6.2(b) and Section 6.2(c), the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby.  The Company shall pay all amounts owed to the Placement Agents relating to or arising out of the transactions contemplated hereby.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

(b)          The Company acknowledges that ______________ has expended significant time and money in connection with this Agreement. To induce it to execute this Agreement and to expend the resources necessary to effect its investment in Preferred Shares, the Company agrees to reimburse ______________ for up to $50,000 of its reasonably documented out-of-pocket expenses (including, without limitation, legal fees and expenses) incurred in connection with its due diligence, negotiation of this Agreement and other activities in evaluating the merits of its investment described herein; provided, however, that ______________ may request the Company’s prior consent to reimbursable expenditures in excess of the aforesaid limit and the Company will not unreasonably withhold such consent.

(c)          The Company acknowledges that the ______________ Purchasers have expended significant time and money in connection with this Agreement. To induce the ______________ Purchasers to execute this Agreement and to expend the resources necessary to effect their investment in Preferred Shares, the Company agrees to reimburse the ______________ Purchasers for up to $50,000 in the aggregate of their reasonably documented out-of-pocket expenses (including, without limitation, legal fees and expenses) incurred in connection with their due diligence, negotiation of this Agreement and other activities in evaluating the merits of their investments described herein; provided, however, that the ______________ Purchasers may request the Company’s prior consent to reimbursable expenditures in excess of the aforesaid limit and the Company will not unreasonably withhold such consent.

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6.3           Entire Agreement.  The Transaction Documents, together with the Exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Business Day, (b) the next Business Day after the date of  transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

NewBridge Bancorp

1501 Highwoods Boulevard

Greensboro, North Carolina 27410

Attention:  Pressley A. Ridgill

Telephone: (336) 369-0900

Fax: (336) 369-0935

With a copy to:

Brooks, Pierce, McLendon, Humphrey & Leonard, LLP

230 N. Elm Street, Suite 2000

Greensboro, North Carolina 27401

Attention: Robert A. Singer, Esq.

Telephone: (336) 373-8850

Fax: (336) 378-1001

If to Purchaser:

At its addresses on the signature page hereto;

or such other address for receipt of notices and communications as may be designated in writing hereafter, in the same manner, by a Person.

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6.5           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration (pro rata with respect to each Purchaser’s Subscription Amount) is also offered to all Purchasers.

6.6           Construction.

(a)          The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(b)          The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning set forth in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, but not limited to,”, whether or not they are in fact followed by those words or words of like import. Except as the context may otherwise require, references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate Schedule. References to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

6.7           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to (i) any of its Affiliates or (ii) any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound with respect to the transferred Securities by the terms and conditions of this Agreement that apply to the “Purchaser.”

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6.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, officers, directors, managers, members, employees or agents) may be commenced on a non-exclusive basis in the North Carolina Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any defense or claim that it is not personally subject to the jurisdiction of any such North Carolina Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.10         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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6.12         Replacement of Stock Certificates.  If any certificate or instrument evidencing any Preferred Share or share of Common Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Preferred Share or share of Common Stock. If a replacement certificate or instrument evidencing any Preferred Share or share of Common Stock is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14         Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15         Independent Nature of Purchaser’s Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of the Purchaser to purchase Preferred Shares pursuant to the Transaction Documents has been made by the Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and neither the Purchaser nor any of its officers, directors, managers, members, partners, investors, agents, employees or investment advisers shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Purchaser acknowledges that no other Purchaser has acted as agent for the Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment in the Preferred Shares or Common Stock or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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6.16         Termination.

(a)          This Agreement may be terminated and the sale and purchase of the Preferred Shares provided for herein abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, as follows:

(i)          by mutual written agreement of the Company and the Purchaser;

(ii)         by the Company or the Purchaser if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose breach of this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time;

(iii)        by the Company or the Purchaser if any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv)        by the Purchaser, upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date hereof, and either any such breach shall not have been cured within 20 days after the Company receives written notice thereof or as a result thereof any of the closing conditions set forth in Sections 5.1(a) or 5.1(b) are not reasonably capable of being satisfied prior to the Outside Date; or

(v)         by the Company, upon written notice to the Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date hereof, and either any such breach shall not have been cured within 20 days after the Purchaser receives written notice thereof or as a result thereof any of the closing conditions set forth in Sections 5.2(a) or 5.2(b) are not reasonably capable of being satisfied prior to the Outside Date.

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(b)          The Company shall give prompt notice of any such termination by the Purchaser or the Company to each other Purchaser, and, if necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of Preferred Shares set forth below the Purchaser’s name on the signature page of the Agreement to which it is a party while remaining in compliance with Section 4.15.

(c)          If this Agreement is terminated as permitted by this Section 6.16, such termination shall be without liability of either party (or any shareholder, member, partner, investor, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents prior to termination. Upon a termination in accordance with this Section (or of any Other Purchase Agreement in accordance with a corresponding Section), no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom and each other Purchaser will be a third party beneficiary of this provision. The provisions of Sections 4.11, and of Article VI shall survive any termination thereof pursuant to this Section 6.16 and shall remain in full force and effect.

6.17         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18         Adjustments in Stock Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEWBRIDGE BANCORP

By:	Pressley A. Ridgill
Its:	President and Chief Executive Officer

PURCHASER

By:
Address:

Aggregate Purchase Price

(Subscription Amount)

[____]	Series B Preferred Shares	$
[____]	Series C Preferred Shares

	Aggregate Purchase Price	$

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Name	Exhibit

Articles of Amendment	A

Registration Rights Agreement	B

Common Stock Articles of Amendment	C

Investor Questionnaire	D

Legal Opinion	E

Compliance Certificate	F

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